UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	001-32389	41-2111139
(State or other	(Commission file	(IRS Employer
jurisdiction of	number)	Identification No.)
incorporation)

10172 Linn Station Road
Louisville, Kentucky 40223
(Address of principal executive offices)

(502) 426-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants.

        On July 24, 2009, the Audit Committee of the Board of Directors of NTS Realty Capital, Inc., the managing general partner of NTS Realty Holdings Limited Partnership (the “Partnership”), approved the dismissal of Ernst & Young LLP (“E&Y”) as the Partnership’s independent certifying accountant. E&Y’s report on the Partnership’s consolidated financial statements for the two years ended December 31, 2008 and 2007, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2008 and 2007, as well as the interim period preceding the dismissal, there were no disagreements or “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K between the Partnership and E&Y on any matters of accounting principles of practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of E&Y, would have caused them to make a reference to the subject matter of the disagreements or reportable events in connection with their reports. However, the Partnership did have a material weakness in internal accounting controls as disclosed in its 2008 Form 10-K.

        The Partnership has provided E&Y with a copy of the foregoing disclosures prior to the date of the filing of this report and has requested that E&Y furnish the Partnership with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the above statements. A copy of E&Y’s letter to the SEC, dated July 29, 2009, is filed as Exhibit 16 hereto.

        On July 24, 2009, the Audit Committee also approved the engagement of BKD, LLP, as the Partnership’s new independent certifying accountant. During the two most recent years and the subsequent interim period to the date of engagement, the Partnership did not consult with BKD, LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: N/A
(b)	Pro Forma Financial Information: N/A
(c)	Shell Company Transactions: N/A
(d)	Exhibits:
16.1	Letter of concurrence from E&Y to the Securities and Exchange Commission regarding changes in certifying accountant

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP

By:	NTS Realty Capital, Inc.
Its:	Managing General Partner

By:	Gregory A. Wells
Its:	Executive Vice President and CFO

Date:	July 29, 2009

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